Exhibit 10.6

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”), dated as of ________, 2026 (the “Effective Date”), is entered into by and among SmartKem, Inc., a Delaware corporation (“SmartKem” or the “Company”), on the one hand, and _________ (“Noteholder”), on the other hand. Each party will be referred to individually herein as a “Party” or together as the “Parties.”

RECITALS

WHEREAS, Noteholder has alleged claims against SmartKem;

WHEREAS, SmartKem denies all such claims;

WHEREAS, after engaging in substantial arms-length negotiations, the Parties reached an agreement to settlement the aforementioned disputes;

WHEREAS, neither this Agreement nor any of its terms will constitute an admission or finding of wrongful conduct, acts, or omissions.

WHEREAS, contemporaneously herewith the Company is entering into a settlement agreement and release on terms substantially identical to this Agreement with each of the holders (such holders together with the Noteholder the “Holders”)of the two other Notes issued simultaneously with the Note (the “Other Settlement Agreements”).

AGREEMENT

NOW, THEREFORE, for the consideration set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.              Recitals. The above recitals are incorporated by reference and made a part of this Agreement.

2.              Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 2:

a.              “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

b.              “Note” means that certain Senior Secured note issued by SmartKem to Noteholder on October 31, 2025 in the original principal amount of $________.

c.              “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

3.              Repayment of Note. Within two (2) business days following the Effective Date, SmartKem shall pay the Noteholder the sum of $________ in satisfaction in full of the Note. Upon the Company paying all the amounts owed to the Other Holders pursuant to their respective Settlement Agreement, the Company is authorized to file a UCC-3 terminating the security interest securing the Notes.

4.              Settlement of Claims. In consideration of the release by Noteholder of any potential claims against SmartKem arising under the Note, SmartKem agrees to:

a.	Within two (2) business days following the Effective Date, SmartKem shall pay to _________ the aggregate sum of Three Hundred Thousand Dollars ($300,000.00) by wire transfer of immediately available funds to an account designated by Noteholder (the “Settlement Payment”). The Settlement Payment shall be further disbursed as agreed among the Holders.

b.	Simultaneously with the execution of this Agreement, SmartKem shall execute and deliver to Noteholder (and, if requested, cause any applicable Affiliates to execute and deliver) a patent assignment agreement in a form reasonably acceptable to Noteholder, assigning, transferring, and conveying to Smartkem IP LLC, a Delaware limited liability company, all of SmartKem’s right, title, and interest in and to the patents and patent applications listed on Exhibit A, which constitutes a true, correct and complete list of all patents and patent applications presently owned by the Company (collectively, the “Assigned Patents”), together with all continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, extensions, foreign counterparts, and all rights to sue for and recover for past, present, and future infringement thereof, to the extent assignable (the “Patent Assignment”). SmartKem shall also execute and deliver such further instruments and take such further actions as may be reasonably necessary to record and perfect the foregoing assignment with the U.S. Patent and Trademark Office and any applicable foreign patent offices.

c.	SmartKem shall continue the employment of either Simon Ogier, Steven Tsai or John Morgen, as selected by the Company in its sole and absolute discretion (the “Patent Liaison”) for six months after the Effective Date. The Patent Liaison will be instructed by SmartKem to provide the Noteholder with all requested information, assistance, and other support for the Noteholder to ensure it has all the necessary information related to the Assigned Patents.

5.              Mutual Release.

a.	Subject to Smartkem’s compliance with Sections 4(a)-(c), in consideration of the covenants herein and mutual agreement to settle, Noteholder, for itself and its respective heirs, executors, administrators, representatives, and agents (collectively, the “Noteholder Releasors”), hereby unconditionally release, acquit and forever discharge SmartKem and its parents, subsidiaries, related entities, and present or past predecessors and/or successors (merged, acquired or otherwise) and assigns, and their respective shareholders, managers, officers, directors, agents, employees, attorneys, insurers, and representatives (collectively, the “SmartKem Releasees”) of and from any and all claims, liabilities, judgments, obligations, indebtedness, agreements, promises, covenants, warranties, claims, causes of action, suits and demands of whatever kind or nature, in law or in equity, whether known or unknown, that the Noteholder Releasors have, whether now vested, contingent, executory or otherwise, from the beginning of time until the Effective Date, against the SmartKem Releasees arising under the Note and the Securities Purchase Agreement dated June 14, 2023, other than with respect to the obligations set forth in this Agreement.

b.	In consideration of the covenants herein and mutual agreement to settle, SmartKem, for itself and its parents, subsidiaries, related entities, and present or past predecessors and/or successors (merged, acquired or otherwise) and assigns, and their respective shareholders, managers, officers, directors, agents, employees, attorneys, insurers, and representatives (collectively, the “SmartKem Releasors”), hereby unconditionally releases, acquit and forever discharges Noteholder and its respective heirs, executors, administrators, representatives, and agents (collectively, the “Noteholder Releasees”) of and from any and all claims, liabilities, judgments, obligations, indebtedness, agreements, promises, covenants, warranties, claims, causes of action, suits and demands of whatever kind or nature, in law or in equity, whether known or unknown, that the SmartKem Releasors have, whether now vested, contingent, executory or otherwise, from the beginning of time until the Effective Date, against the Noteholder Releasees, other than with respect to the obligations set forth in this Agreement.

6.              No Suit or Assignment. Noteholder expressly represents that it has not filed a lawsuit or initiated any other administrative proceeding against SmartKem and has not assigned any claim against SmartKem to any other Person or entity.  SmartKem expressly represents that it has not filed a lawsuit or initiated any other administrative proceeding against Noteholder and it has not assigned any claim against Noteholder to any other Person or entity. The Company and the Noteholder hereby agree that neither it nor any of its respective Affiliates will file or commence claim, suit, proceeding, action or cause of action purported to have been released pursuant to Section 5 hereof against the other party in any jurisdiction or before any court.

7.              No Admission of Liability. This Agreement is a compromise and settlement of claims and is not intended to be, nor shall it be, construed as any admission of liability or wrongdoing by either Party.

8.              Integration Clause. The Parties represent and acknowledge that, in executing this Agreement, they do not rely, and have not relied, upon any covenant, warranty, promise, inducement, representation or statement made by any Person, including, but not limited to, the Parties and their agents, representatives or attorneys, with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as specifically stated in this Agreement. This Agreement also sets forth the entire agreement between the Parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the Parties hereto pertaining to the subject matter hereof. This Agreement cannot be modified or amended except in a writing signed by all Parties.

9.              Severability. If any provision or the scope of any provision is found to be unenforceable or is modified by a court of competent jurisdiction, provided each party receives the principal benefit provided by this Agreement, the other provisions or the affected provisions as so modified shall remain fully valid and enforceable.

10.            Successors and Assigns. This Agreement will inure to the benefit of and be binding upon SmartKem and Noteholder and their respective successors, executors, administrators, heirs and, in the case of SmartKem, permitted assigns. SmartKem may assign this Agreement to any successor to all or substantially all of its assets and business.  Noteholder may not assign this Agreement or any of their rights and obligations hereunder to any other individual or entity unless it simultaneously assigns all its rights and obligations hereunder.

11.            Attorneys’ Fees and Costs. The Parties each agree to bear their own expenses related to this Agreement, including their own attorneys’ fees and costs.

12.            Reliance on Advice of Counsel. The Parties declare that in making this Agreement they have relied entirely upon their own judgment, beliefs and interests and the advice of counsel of their own choosing.

13.            Authority. Each Party represents and warrants that the Person signing this Agreement on its behalf has the authority to enter into this Agreement on behalf of such Party.

14.            Execution in Duplicate Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument, and photographic copies of such signed counterparts may be used in lieu of the original for any purpose.

15.            Construction. This Agreement is the product of negotiation and therefore shall not be construed against any Party hereto.

16.            Governing Law. The laws of the State of New York shall govern the terms of this Agreement without regard to choice of law principles.

17.            Headings. The headings of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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THE UNDERSIGNED HAVE READ THE FOREGOING AGREEMENT, FULLY UNDERSTAND IT, AND VOLUNTARILY AGREE TO IT.

SMARTKEM, INC.

By:
Its:

NOTEHOLDER

By:
Its:

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